August 9, 1999




Securities & Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Gentlemen:

We transmit herewith for filing under the Securities Exchange Act of 1934, Form 8-K for Delta Natural Gas Company, Inc.

                              Sincerely,


                              /s/ John F. Hall

                              John F. Hall
                              Vice President - Finance,
                              Secretary & Treasurer










FORM 8-K


SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



CURRENT REPORT



Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934




Date of Report: August 9, 1999		Commission File No. 0-8788




DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)



          KENTUCKY           .			                61-0458329                   .
(State or other jurisdiction of		(I.R.S. Employer Identification No.)
incorporation or organization)


             3617 Lexington Road
             Winchester, Kentucky             .		        40391   .
(Address of principal executive offices		     (Zip Code)



Registrant's telephone number, including area code (606) 744-6171.


INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 5.   OTHER EVENTS.

	On July 2, 1999, the Registrant filed a request for increased rates with the
Kentucky Public Service Commission (PSC).  This general rate case (Case No.
99-176) requested an annual revenue increase of approximately $2,511,000, an increase of 6.8%.  The test year for the case was the twelve months ended December 31, 1998.  The increased rates were requested to become effective on August 1, 1999.

	On July 30, 1999, the PSC issued an Order in the above case suspending the implementation of the proposed rates up to December 31, 1999 so that the PSC could investigate and determine the reasonableness of the proposed rates. A hearing has been set for October 28, 1999, for the cross-examination of witnesses.

	Although management is of the opinion that its request is reasonable, it is unable to predict the outcome of the proceeding.



SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


					DELTA NATURAL GAS COMPANY, INC.
							(Registrant)


					By_/s/John F. Hall_______________
					    John F. Hall, Vice President -
         Finance, Secretary & Treasurer
                   (Signature)


Date:  August 9, 1999